                                                         Exhibit No. EX-99.d.1.i

                                    MGI Funds
                                  Investors Way
                                Norwood, MA 02062

                                 March 24, 2006

Mercer Global Investments, Inc.
1166 Avenue of the Americas
New York, NY  10036

Ladies and Gentlemen:

     1.  Each of the funds  listed  on  Schedule  A hereto  (each a "Fund"  and, collectively,  the "Funds") is a series of the MGI Funds,  a Delaware  statutory trust ("Trust"). Each separate class of each Fund's shares is referred to herein as a "Class."

     2. You hereby agree that you will waive your advisory fees and/or reimburse the Trust for the  operating  expenses of each Fund and any Class thereof to the extent,  if any, that the aggregate  annual rate of the expense ratio  ("Expense
Ratio")  during the Fund's  fiscal year ending  March 31, 2007  exceeds the rate specified on Schedule B hereto ("Maximum  Permitted Rate"). The aggregate amount of  this  waiver/reimbursement  is  hereinafter  referred  to  as  the  "Expense
Reimbursement."

     It is  understood  and  agreed  that the  Maximum  Permitted  Rate does not include any expenses attributable to interest,  taxes, brokerage commissions and extraordinary  expenses (including  mergers),  and you are not required to waive fees or reimburse  the Trust to the extent that a Fund's  Expense  Ratio exceeds the Maximum Permitted Rate because of interest, taxes, brokerage commissions and extraordinary expenses (including mergers).

     3. The Trust, in turn, agrees that, subject to the limitations set forth in this paragraph,  it will repay the Expense  Reimbursement to you. Such repayment shall be made only out of assets of a Fund (in the case of a Fund expense ("Fund
Expense")  that is incurred by all shares of the Fund on the basis of  aggregate net asset value) or a Class (in the case of a Class  expense  ("Class  Expense")
that is  incurred  by a Class  in a  different  amount)  for  which  an  Expense
Reimbursement  was made. For these  purposes,  a Class Expense shall not include any investment advisory or custodial fees, or other fees and expenses related to the  management  of a Fund's  assets such as tax  preparation  or audit fees. In addition,  the  repayment  shall be  payable  only to the  extent it can be made during the three  years  following  the period  during  which you waived fees or reimbursed  a Fund or Class for its  operating  expenses  under  this  Agreement without  causing the Expense  Ratio of the Fund or Class  during a year in which such repayment is made to exceed the Maximum Permitted Rate; provided,  however, the  repayment of a Fund Expense  shall be borne by all shares of the Fund based on aggregate net asset value, and further, shall be made only to the extent that the applicable  Maximum  Permitted Rate for a Class is not exceeded by reason of such  repayment.  The Trust agrees to furnish or otherwise make available to you such copies of its financial statements, reports, and other information relating to its  business  and  affairs  as you may,  at any  time or from  time to time, reasonably request in connection with this Agreement.

     4. This Agreement shall terminate automatically upon the termination of the
Investment  Management  Agreement  between  you and the Trust with  respect to a
Fund; provided, however, that a Fund's obligation to reimburse you, as described above,  will survive the termination of this Agreement  unless the Trust and you agree otherwise.

     5. You understand  that you shall look only to the assets of the applicable
Fund for performance of this Agreement and for payment of any claim you may have hereunder,  and  neither any other  series of the Trust,  nor any of the Trust's trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefore.

     6. This  Agreement  shall be governed  by, and  construed  and  enforced in accordance  with,  the  internal  laws of the  State of New  York,  except:  (a)
Paragraph 5 shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware;  and (b) insofar as the Investment Company Act of
1940, as amended, or other federal laws and regulations may be controlling.  Any amendment to this Agreement shall be in writing signed by the parties hereto.

     If you are in  agreement  with  the  foregoing,  please  sign  the  form of acceptance on the enclosed counterpart hereof and return the same to us.

                                           Very truly yours,

                                           MGI FUNDS

                                           By:  /s/ Cynthia Lo Bessette
                                         Name:  Cynthia Lo Bessette
                                        Title:  Vice President and
                                                Assistant Secretary

The foregoing Agreement is hereby
accepted as of March 24, 2006

MERCER GLOBAL INVESTMENTS, INC.

By:    /s/ Ravi Venkataraman
Name:  Ravi Venkataraman
Title: Chief Investment Officer

By:    /s/ Rich Joseph
Name:  Rich Joseph
Title: Chief Operating Officer

                                   Schedule A
                             as amended May 25, 2006

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

                                   Schedule B
                             as amended May 25, 2006

                        Fund                  Class      Expense Ratio Cap*

MGI US Large Cap Growth Fund                    S              1.07%
                                               Y-1             1.02%
                                               Y-2             0.72%
                                               Y-3             0.57%

MGI US Large Cap Value Equity Fund              S              1.05%
                                               Y-1             1.00%
                                               Y-2             0.70%
                                               Y-3             0.55%

MGI US Small/Mid Cap Growth Equity Fund         S              1.42%
                                               Y-1             1.37%
                                               Y-2             1.07%
                                               Y-3             0.92%

MGI US Small/Mid Cap Value Equity Fund          S              1.42%
                                               Y-1             1.37%
                                               Y-2             1.07%
                                               Y-3             0.92%

MGI Non-US Core Equity Fund                     S              1.32%
                                               Y-1             1.27%
                                               Y-2             0.97%
                                               Y-3             0.82%

MGI High Yield Fixed Income Fund                S              1.20%
                                               Y-1             0.65%
                                               Y-2             0.80%
                                               Y-3             1.10%

MGI Core Opportunistic Fixed Income Fund        S              0.87%
                                               Y-1             0.82%
                                               Y-2             0.52%
                                               Y-3             0.37%

MGI US Short Maturity Fixed Income Fund         S              0.82%
                                               Y-1             0.77%
                                               Y-2             0.47%
                                               Y-3             0.32%

     * An annual rate expressed as a percentage of average daily net assets.